Exhibit 99.1

1120 Avenue of the Americas • New York, NY 10036 • (212) 869-3000 • FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Lipschitz
Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000 EXT. 3359

NEW PLAN EXCEL REALTY TRUST REPORTS THIRD QUARTER 2003 RESULTS

-FFO Per Diluted Share In-Line With Current Quarter and Year-To-Date Expectations Before New Accounting Adjustments-

NEW YORK, October 30, 2003 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and nine months ended September 30, 2003.

Total rental revenues for the third quarter of 2003 increased to $119.3 million from $100.7 million in the third quarter of 2002.  Net income available to common stockholders was $26.8 million, or $0.27 per diluted share, in the third quarter of 2003 compared with $32.0 million, or $0.33 per diluted share, in the third quarter of 2002 (which included approximately $7.0 million, or $0.07 per diluted share, attributable to the Company’s redemption of its Series A Preferred Stock).  Funds from operations (FFO) for the third quarter of 2003 was $47.1 million, or $0.47 on a diluted per share basis, compared with $50.4 million, or $0.51 on a diluted per share basis, in the third quarter of 2002 (as restated upward by $0.04 per diluted share to reflect the newly required FFO adjustments, as described below).  A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the nine months ended September 30, 2003 were $361.5 million as compared with $285.3 million in the first nine months of 2002.  Net income available to common stockholders was $84.1 million, or $0.84 per diluted share, in the first nine months of 2003 compared with $73.8 million, or $0.77 per diluted share, in the first nine months of 2002.  FFO for the first nine months of 2003 was $141.2 million, or $1.41 on a diluted per share basis (as restated downward by $0.09 per diluted share to reflect the newly required FFO adjustments), compared with $127.5 million, or $1.31 on a diluted per share basis, in the first nine months of 2002 (as restated downward by $0.10 per diluted share to reflect the newly required FFO adjustments).

On October 1, 2003, the National Association of Real Estate Investment Trusts (NAREIT), based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  The Company historically has added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and has not factored in original issuance costs of preferred stock that has been redeemed in the calculation of FFO.  The Company has restated its current and historical calculation of FFO in accordance with NAREIT’s revised guidance and its application to the Company’s financial performance is as stated above.  These newly required adjustments were not previously considered in the Company’s 2003 FFO per diluted share guidance and, excluding these adjustments, the Company is comfortable with the high-end of its previously provided FFO guidance.

Property Portfolio

At the end of the third quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including stabilized joint venture projects, was approximately 92 percent leased.  The GLA for the Company’s total stabilized portfolio, excluding joint venture projects, was approximately 91 percent leased at September 30, 2003 and when including properties under redevelopment, the GLA for the Company’s total portfolio, excluding joint venture projects (Company Total Portfolio), was approximately 90 percent leased at September 30, 2003.  The average annual base rent (ABR) at September 30, 2003 for the Company’s Total Portfolio was $7.99 per leased square foot.  During the quarter, 174 new leases, aggregating approximately 962,000 square feet, were signed at an average ABR of $8.20 per square foot.  Also during the quarter, 227 renewal leases, aggregating approximately 946,000 square feet, were signed at an average ABR of $8.90 per square foot, an increase of approximately 7.0 percent over the expiring leases.  In total, 459 new leases, aggregating approximately 2.4 million square feet, were signed during the first nine months of 2003 at an average ABR of $8.28 per square foot and 663 renewal leases, aggregating approximately 2.7 million square feet, were signed at an average ABR of $9.09 per square foot, an increase of approximately 6.6 percent over the expiring leases.

The Company reported a decline in same property net operating income of approximately 1.5 percent for the third quarter of 2003 as compared with the third quarter of 2002.  The decline was due to the rejection of seven Kmart leases in the first six months of 2003, as well as increasing insurance, contract services and repairs, and utilities expenses.

-more-

Acquisitions and Dispositions

On September 11, 2003, the Company acquired Harpers Station, a 240,681 square foot shopping center located in Cincinnati, Ohio and anchored by Bova Furniture, Dillard’s Homestore, HomeGoods, Stein Mart and TJ Maxx, for approximately $23.8 million, including $13.0 million of assumed mortgage indebtedness.  On September 30, 2003, the Company acquired Dickson City Crossings, a 301,462 square foot shopping center located in Dickson City (Scranton), Pennsylvania and anchored by Circuit City, Dick’s Sporting Goods, Home Depot, PetsMart and TJ Maxx, for approximately $28.1 million, including $14.8 million of assumed mortgage indebtedness.  In total, 12 shopping centers, totaling approximately 1.7 million square feet, were acquired during the first nine months of 2003 for an aggregate of approximately $126.8 million (includes one shopping center, Paradise Pavilion, for which the purchase amount was included in the Equity Investment Group portfolio acquisition on December 12, 2002).

On September 30, 2003, a U.S. partnership comprised substantially of foreign investors purchased a 70 percent interest in Arapahoe Crossings (valued for sale purposes at $72.0 million), reducing New Plan’s ownership interest to 30 percent from 100 percent.  New Plan will continue to manage and lease the property.  In connection with the sale, the property was encumbered with a $50.0 million, ten-year mortgage at 5.34 percent with Bank of America.

During the third quarter, the Company sold three properties and two land parcels for an aggregate of approximately $21.1 million.  Properties sold during the quarter include Silver Bridge Plaza, a 145,481 square foot shopping center located in Gallipolis, Ohio; a 36,750 square foot single tenant Gold’s Gym located in Brandon, Florida; a 29,000 square foot single tenant building located in Michigan City, Indiana; 12 acres of land at Columbus Center in Columbus, Indiana to Target; and 21.5 acres of land at The Mall at 163rd Street in Miami, Florida to Wal-Mart.  In the first nine months of 2003, the Company generated an aggregate of approximately $101.8 million of capital through the disposition of 18 properties, four land parcels and the sale of 70 percent of its interest in Arapahoe Crossings.

Joint Venture Projects

On July 3, 2003, Benbrooke Ventures sold Fredricksburg, an 83,374 square foot building located in Spotsylvania, Virginia, for $2.3 million.  The Company has a 50 percent joint venture interest in Benbrooke Ventures.

Balance Sheet Position

The Company completed the quarter with total book assets of approximately $3.5 billion and a total debt / undepreciated book value ratio of 44.6 percent.  The Company’s debt for the three months ended September 30, 2003 had an overall average current interest rate of 6.4 percent and a weighted average maturity of 6.1 years.  Approximately 86 percent of the Company’s total debt is fixed rate debt.

On September 29, 2003, the Company entered into a $100 Million Secured Term Loan Facility, refinancing its $155 Million Term Loan Facility.  The new facility bears interest at LIBOR plus 125 basis points and matures on September 29, 2006.  Fleet National Bank acted as administrative agent.

2004 Earnings Guidance

Given the current economic outlook and management’s expectations with respect to its portfolio performance and capital recycling program, the Company anticipates 2004 net income available to common stockholders per share (EPS) and FFO per share, both on a diluted basis, to be in the range of $1.18 to $1.24 and $2.00 to $2.06, respectively.  The Company’s guidance for 2004 EPS and FFO is reconciled below:

2004
EPS – Diluted	$1.18 - $1.24
Add: Depreciation and amortization	0.82
FFO per Share – Diluted	$2.00 - $2.06

Due to the uncertain nature of property dispositions and impairments, the Company has assumed no gains or losses on the sales of real estate or impairments of real estate for 2004 in its guidance.  Any gains or losses on the sales of real estate will have an impact on net income, which may be material, but will not have an impact on FFO, since those amounts are not added back in the calculation of FFO.  Any impairments of real estate will impact both net income and FFO, which may be material.  Since November 2000, the Company has been strategically disposing of non-strategic shopping centers and non-core properties and has recognized impairments associated with such sales.  Based on prior years’ experience, the Company could record approximately $0.09 per share of impairment during 2004, which would impact the Company’s 2004 guidance.  In addition, the Company assumes no impact on its 2004 results from the adoption of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which established principles for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity.

Dividend

For the fourth quarter of 2003, the Company’s Board of Directors declared a cash dividend of $0.4125 per common share.  On an annualized basis, this is the equivalent of $1.65 per share.  The dividend is payable on January 15, 2004 to common stockholders of record on January 2, 2004.  New Plan Excel Realty Trust shares go ex-dividend on December 30, 2003.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock to stockholders of record on January 2, 2004, payable on January 15, 2004.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock to stockholders of record on January 2, 2004, payable on January 15, 2004.

Management Comment

“We have integrated our portfolio acquisitions, while at the same time, our leasing and redevelopment efforts continue to deliver strong results,” commented Glenn J. Rufrano, Chief Executive Officer.  “Capital recycling has provided internal equity, at advantageous pricing, enabling us to continue our acquisition program, while maintaining conservative balance sheet measures. We see 2004 as the year we bring together our national operations platform and capital markets expertise to drive our business model.”

Conference Call

The Company will be hosting a teleconference on Thursday, October 30, 2003 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-800-810-0924 (International: 1-913-981-4900) or via the web at www.newplan.com under Investor Information; Audio Archives. A replay of the teleconference will be available through midnight ET November 6, 2003 by dialing 1-888-203-1112 (International: 1-719-457-0820) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to confirmation code #151958.

The Company’s Supplemental Disclosure package will be furnished today on Form 8-K and will also be available on New Plan’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 404 properties, including 19 properties held through joint ventures, and total assets of approximately $3.5 billion.  Its properties are strategically located across 35 states and include 375 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 53.5 million square feet of gross leasable area, and 29 related retail real estate assets, with approximately 2.3 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: changes in the global political environment; national and local economic conditions; the competitive environment in which the Company operates; financing risks; property management risks; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Rental Revenues:
Rental income	$94,253	$79,049	$280,419	$221,192
Percentage rents	1,361	1,205	5,053	5,062
Expense reimbursements	23,666	20,405	76,018	59,047
TOTAL RENTAL REVENUES	119,280	100,659	361,490	285,301

Rental Operating Expenses:
Operating costs	21,640	17,479	67,908	47,747
Real estate and other taxes	14,648	12,297	45,022	33,521
Provision for doubtful accounts	2,006	2,159	5,802	6,801
TOTAL RENTAL OPERATING EXPENSES	38,294	31,935	118,732	88,069

NET OPERATING INCOME	80,986	68,724	242,758	197,232

Other Income:
Interest, dividend and other income	2,112	3,042	7,404	8,940
Equity in income of unconsolidated ventures	772	1,177	2,433	3,733
Foreign currency loss	—	(397)	—	(13)
TOTAL OTHER INCOME	2,884	3,822	9,837	12,660

Other Expenses:
Interest expense	25,764	24,617	76,613	68,371
Depreciation and amortization	20,034	16,531	57,725	47,965
General and administrative	6,293	4,190	14,727	13,313
TOTAL OTHER EXPENSES	52,091	45,338	149,065	129,649

Income before real estate sales, impairment of real estate and minority interest	31,779	27,208	103,530	80,243
Gain on sale of real estate	—	—	—	202
Impairment of real estate	—	(228)	(4,376)	(4,228)
Minority interest in income of consolidated partnership	(394)	(74)	(1,170)	(418)
INCOME FROM CONTINUING OPERATIONS	31,385	26,906	97,984	75,799

Discontinued Operations:
Results of discontinued operations	537	5,899	1,743	17,568
(Loss) gain on sale of discontinued operations	(163)	(284)	3,403	1,507
Impairment of real estate held for sale	(48)	(2,730)	(3,701)	(12,334)
INCOME FROM DISCONTINUED OPERATIONS	326	2,885	1,445	6,741

NET INCOME	$31,711	$29,791	$99,429	$82,540

Preferred dividends	(5,279)	(4,859)	(15,891)	(16,164)
Discount (premium) on redemption of preferred stock	—	6,997	(630)	6,997
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	26,432	31,929	82,908	73,373
Minority interest in income of consolidated partnership	394	74	1,170	418
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$26,826	$32,003	$84,078	$73,791

Net income per common share – basic	$0.27	$0.33	$0.85	$0.78
Net income per common share – diluted	0.27	0.33	0.84	0.77

Funds from operations: (1)
Net income available to common stockholders – basic	$26,432	$31,929	$82,908	$73,373
Add:
Depreciation and amortization:
Continuing operations real estate assets	20,034	16,531	57,725	47,965
Discontinued operations real estate assets	57	1,261	425	4,770
Pro rata share of joint venture real estate assets	253	327	716	976
Deduct:
Gain on sale of real estate (2)	—	—	—	(202)
(Gain) loss on sale of discontinued operations (2)	(51)	284	(1,129)	(1,338)
Pro rata share of joint venture gain on sale of real estate (2)	(39)	—	(643)	—
FUNDS FROM OPERATIONS – BASIC	46,686	50,332	140,002	125,544
Add:
Preferred A dividends (3)	—	—	—	1,587
Minority interest in income of consolidated partnership	394	74	1,170	418
FUNDS FROM OPERATIONS – DILUTED	$47,080	$50,406	$141,172	$127,549
Funds from operations per share – basic	$0.48	$0.52	$1.44	$1.33
Funds from operations per share – diluted	0.47	0.51	1.41	1.31

Funds from operations – diluted	$47,080	$50,406	$141,172	$127,549
Add:
Impairment of real estate	—	228	4,376	4,228
Impairment of real estate held for sale	48	2,730	3,701	12,334
(Discount) premium on redemption of preferred stock	—	(6,997)	630	(6,997)
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$47,128	$46,367	$149,879	$137,114

Funds from operations per share – diluted (prior calculation)	$0.47	$0.47	$1.50	$1.41

Weighted average common shares outstanding – basic	97,455	96,617	97,170	94,519
ERP partnership units	2,178	798	2,178	1,023
Options	872	519	663	581
Weighted average common shares outstanding – diluted (Net income calculation)	100,505	97,934	100,011	96,123
Dilutive effect of convertible Preferred A (3)	—	—	—	1,242
Weighted average common shares outstanding – diluted (FFO calculation)	100,505	97,934	100,011	97,365

(1) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, NAREIT, based on discussions with the SEC, provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  The Company historically has added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and has not factored in original issuance costs of preferred stock that has been redeemed in the calculation of FFO.  The Company has revised its calculation of FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 also is helpful to investors because it further assists investors in understanding the impact of the revised guidance adopted by NAREIT on the Company’s historical operational performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO.

(2) Excludes gain / loss on sale of land.

(3) On July 15, 2002, the Company redeemed all Preferred A shares outstanding, resulting in the issuance of approximately 1.9 million shares of common stock at an equivalent price of $20.10 per share.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended September 30, 2003 should be read in conjunction with the above information.

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